Exhibit 1.1

CAPLEASE, INC.

19,000,000 SHARES OF COMMON STOCK AND

1,000,000 SHARES OF SERIES A PREFERRED STOCK AND

1,000,000 SHARES OF SERIES B PREFERRED STOCK

AMENDED AND RESTATED

CONTROLLED EQUITY OFFERINGSM

SALES AGREEMENT

December 31, 2012

CANTOR FITZGERALD & CO.
499 Park Avenue
New York, New York 10022

Ladies and Gentlemen:

Reference is made to that certain Controlled Equity Offering Sales Agreement dated May 25, 2012 (as amended, the “Original Agreement”) between Cantor Fitzgerald & Co. (“CF&Co”), CapLease, Inc., a Maryland corporation (the “Company”), and Caplease, LP, a  Delaware limited partnership (the “Operating Partnership”).  The parties desire to amend and restate the Original Agreement on the terms and subject to the conditions set forth herein, to increase the maximum number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) it may issue and sell through CF&Co, acting as agent and/or principal, from 9,000,000 shares of Common Stock authorized in the Original Agreement to 19,000,000 shares of Common Stock (the “Common Shares”).

The Company and the Operating Partnership confirm their respective agreements (such agreements, including any Terms Agreements (defined below) except where the context otherwise requires, this “Agreement”) with CF&Co, as follows:

1.           Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through CF&Co, acting as agent and/or principal, the Common Shares and up to 1,000,000 shares (the “Series A Preferred Shares”) of the Company’s 8.125% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and up to 1,000,000 shares (the “Series B Preferred Shares,” together with the Series A Preferred Shares and the Common Shares, the “Shares”) of the Company’s 8.375% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock,” together with the Series A Preferred Stock, the “Preferred Stock”). The Preferred Stock together with Common Stock is referred to herein as the “Stock”.  The Company agrees that whenever it determines to sell the Shares directly to CF&Co as principal, it will enter into a separate terms agreement (each, a “Terms Agreement”) in form and substance satisfactory to the Company and CF&Co relating to such sale in accordance with Section 3 of this Agreement. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and CF&Co shall have no obligation in connection with such compliance.  The issuance and sale of Shares through CF&Co will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue the Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a shelf registration statement on Form S-3 (File No. 333-171408), including a base prospectus dated February 14, 2011, relating to certain securities, including the Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared prospectus supplements specifically relating to the Shares (the “Prospectus Supplements”) to the base prospectus included as part of such registration statement.  The Company has furnished to CF&Co, for use by CF&Co, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplements, relating to the Shares.  Except where the context otherwise requires, such registration statement, on each date and time that such registration statement and any post-effective amendment thereto became or becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.”  The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplements, in the form in which such prospectus and/or Prospectus Supplements have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) (“Issuer Free Writing Prospectus”), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to either the Electronic Data Gathering Analysis and Retrieval System or Interactive Data Electronic Applications (collectively “IDEA”).

2.           Placements. Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify CF&Co by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made or any maximum price above which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1.  The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from CF&Co set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by CF&Co unless and until (i) in accordance with the notice requirements set forth in Section 4, CF&Co declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) the Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to CF&Co in connection with the sale of the Placement Shares (other than Shares sold pursuant to a Terms Agreement) shall be calculated in accordance with the terms set forth in Schedule 3.  It is expressly acknowledged and agreed that neither the Company nor CF&Co will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to CF&Co and CF&Co does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.  In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.           Sale of Placement Shares by CF&Co. Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, CF&Co, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “NYSE”) to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.  CF&Co will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to CF&Co pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by CF&Co (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales.  Except to the extent prohibited by the Placement Notice, CF&Co may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or Preferred Stock or to or through a market maker.  After consultation with the Company and to the extent not prohibited by the Placement Notice, CF&Co may also sell Placement Shares in privately negotiated transactions.  Notwithstanding anything to the contrary herein, CF&Co shall not sell shares of Preferred Stock at a price higher than the Maximum Price.  For the purposes hereof, “Maximum Price” means (1) with respect to the Series A Preferred Stock, $25.00 per share plus any accrued and unpaid dividends to, but excluding, the date of sale, and (2) with respect to the Series B Preferred Stock, (a) through October 18, 2012, $27.50; (b) subsequent to October 18, 2012 and through April 19, 2016, the product of (A) $25.00 per share plus any accrued and unpaid dividends to, but excluding, the date of sale, and (B) the sum of (I) 1.0, and (II) (x) the number of complete years until the optional redemption date (April 19, 2017) times (y) .0050; and (c) on April 20, 2016 and thereafter, $25.00 per share plus any accrued and unpaid dividends to, but excluding, the date of sale.  The Company acknowledges and agrees that (i) there can be no assurance that CF&Co will be successful in selling Placement Shares, (ii) CF&Co will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by CF&Co to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3 and (iii) CF&Co shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement except as otherwise specifically agreed by CF&Co and the Company pursuant to a Terms Agreement.  In the event of a conflict between the terms of this Agreement (excluding any Terms Agreement) and the terms of a Terms Agreement, the terms of such Terms Agreement will control.  For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock or Preferred Stock is purchased and sold on the principal market on which the Common Stock or Preferred Stock is listed or quoted.

4.           Suspension of Sales. The Company or CF&Co may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on  Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on  Schedule 2), suspend any sale of Placement Shares;  provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice.  Each of the Company and CF&Co agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time.

5.           Settlement.

(a)           Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”).  The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by CF&Co at which such Placement Shares were sold, after deduction for (i) CF&Co’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)           Delivery of Placement Shares.  On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting CF&Co’s or its designee’s account (provided CF&Co shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which Placement Shares, in all cases, shall be freely tradeable, transferable, registered shares in good deliverable form.  On each Settlement Date, CF&Co will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date.  The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, it will (i) hold CF&Co harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to CF&Co any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6.           Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, CF&Co that as of the date of this Agreement and as of each Representation Date (as defined in Section 7(m) below) on which a certificate is required to be delivered pursuant to Section 7(m) of this Agreement, as of the time of each sale of any Shares pursuant to this Agreement (each, an “Applicable Time”), and as of each Settlement Date, as the case may be:

(a)           Registration Statement, Prospectus and Disclosure at Time of Sale. The Registration Statement has been declared effective by the Commission, and any post-effective amendment thereto has also been declared effective by the Commission.  No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Operating Partnership, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At each respective time the Registration Statement became effective, at each deemed effective date with respect to CF&Co  pursuant to Rule 430B(f)(2) of the Securities Act and as of each Settlement Date, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, as of the date hereof, each Applicable Time, each Settlement Date and of each Representation Date included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Prospectus complied when so filed in all material respects with the Securities Act and each Prospectus furnished to CF&Co for use in connection with the offering of the Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to IDEA, except to the extent permitted by Regulation S-T.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until the issuer notified or notifies CF&Co otherwise, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by CF&Co expressly for use therein.

(b)           Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the time the Prospectus was issued, (c) on the date of this Agreement, and (d) at each Applicable Time and Settlement Date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)           Independent Accountants. The accounting firm that certified the financial statements and supporting schedules included in the Registration Statement is, and was during the period covered by its report, an independent registered public accounting firm as required by the Securities Act and the Public Company Accounting Oversight Board (United States).

(d)           Financial Statements. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. Except as included therein, no other historical or pro forma financial statements are required under the Securities Act or the Exchange Act, to be included or incorporated by reference in the Registration Statement or the Prospectus. All disclosures contained in the Registration Statement or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(e)            No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement or the Prospectus, except as otherwise stated in the Registration Statement and the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) there has been no obligation, contingent or otherwise, directly or indirectly incurred by the Company, that could reasonably be likely to have a Material Adverse Effect and (D) except for regular quarterly dividends on the Common Stock and the Preferred Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or repurchase or redemption by the Company of any class of its capital stock other than pursuant to the Company’s previously announced Common Stock repurchase program.

(f)           Good Standing of the Company and the Operating Partnership. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.  The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its organization and has limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Operating Partnership is duly qualified as a foreign limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(g)           Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) is listed on Exhibit 6(g) hereto, has been duly organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of, or other ownership interests in, each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of, or other ownership interests in, any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.  The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21 to the Registration Statement and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(h)           Capitalization. The shares of issued and outstanding Stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The Company’s Stock has been registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. Except as disclosed in or contemplated by the Registration Statement and the Prospectus, there are no outstanding (i) securities or obligations of the Company or its subsidiaries convertible into or exchangeable for any capital shares of the Company or its subsidiaries, respectively, (ii) warrants, rights or options to subscribe for or purchase from the Company or its subsidiaries any such capital shares or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or its subsidiaries to issue or sell any capital shares, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(i)           Authorization of Agreement and Limited Partnership Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership and is enforceable in accordance with its terms and constitutes a legal, valid and binding agreement of the Company and the Operating Partnership enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws relating to creditors’ rights and general principles of equity. The First Amended and Restated Limited Partnership Agreement, dated June 13, 2006, as amended to date, assuming due authorization, execution and delivery by the parties thereto (other than the Company), is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws relating to creditors’ rights and general principles of equity.

(j)           Authorization and Description of Securities. The Shares have been duly authorized and reserved for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

(k)           Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary corporate or limited partnership action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(l)           Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which would result in a Material Adverse Effect.

(m)           Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(n)           Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(o)           Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(p)           Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the Exchange Act or state securities laws.

(q)           Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in a violation of Regulation M under the Exchange Act or the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(r)           Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(s)           Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, which adverse claim, singly or in the aggregate, would result in a Material Adverse Effect.

(t)           Investment Company Act. Neither the Company, the Operating Partnership or any of their subsidiaries is required, or upon the issuance and of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus will be required, to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(u)           Environmental Laws. Except as described in the Registration Statement and the Prospectus, and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or to the knowledge of the Company threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(v)           Registration Rights. Except for certain registration rights granted to the holders of the Company’s 7.50% convertible senior notes and to the holders of limited partnership units in Caplease, LP each of which have been satisfied or are not applicable, there are no persons with registrations rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(w)           Accounting Controls and Disclosure Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.  Such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(x)           Ineligible Issuer. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities.

(y)           No Commissions. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or CF&Co for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(z)           Deemed Representation. Any certificate signed by any officer of the Company or the Operating Partnership delivered to CF&Co or to counsel for CF&Co pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to CF&Co as to the matters covered thereby as of the date or dates indicated in such certificate.

(aa)           Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(bb)           Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(cc)           Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(dd)           Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(ee)           NYSE Listing. The Shares have been approved for listing on the NYSE, subject only to official notice of issuance.

(ff)           Foreign Corrupt Practices Act. Neither the Company or any subsidiary nor, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(gg)           Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(hh)           OFAC. Neither the Company or any subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and neither the Company nor any subsidiary will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii)           REIT Status. Commencing with its short taxable year ended December 31, 2004, the Company has elected under Section 856(c) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed as a real estate investment trust (“REIT”), and such election has not been revoked or terminated. The Company has qualified as a REIT for each taxable year commencing with the above taxable year, and the Company’s current and proposed method of operation as described in the Registration Statement and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. The Company has not taken any action that could cause the Company to fail to qualify as a REIT.

7.           Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, covenant and agree with CF&Co that:

(a)           Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by CF&Co under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify CF&Co promptly, and confirm the notice in writing, of the time when (A) any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment or supplement to the Registration Statement, Prospectus or any document incorporated by reference therein or for additional information and (D) the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares, (ii) the Company will prepare and file with the Commission, promptly upon CF&Co’s request, any amendments or supplements to the Registration Statement or Prospectus that, in CF&Co’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by CF&Co (provided, however, that the failure of CF&Co to make such request shall not relieve the Company or the Operating Partnership of any obligation or liability hereunder, or affect CF&Co’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares unless a copy thereof has been submitted to CF&Co within a reasonable period of time before the filing and CF&Co has not reasonably objected thereto (provided, however, that the failure of CF&Co to make such objection shall not relieve the Company or the Operating Partnership of any obligation or liability hereunder, or affect CF&Co’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement) and the Company will furnish to CF&Co at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via IDEA; and (iv) the Company will effect the filings required under Rule 424(b) of the Securities Act, including any amendments or supplements to the Prospectus, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act).

(b)           Notice of Commission Stop Orders. The Company will advise CF&Co, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and, during any period in which a Prospectus relating to any Placement Shares is required to be delivered by CF&Co under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), it will make every reasonable effort to prevent the issuance of any stop order or to obtain the lifting thereof at the earliest possible moment if such a stop order should be issued.

(c)           Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by CF&Co under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act.  If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify CF&Co, and confirm the notice in writing, to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)           Listing of Placement Shares.  During any period in which the Prospectus relating to the Placement Shares is required to be delivered by CF&Co under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the NYSE and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as CF&Co reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares;  provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e)           Delivery of Registration Statement and Prospectus. The Company will furnish to CF&Co and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as CF&Co may from time to time reasonably request and, at CF&Co’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made;  provided, however,  that the Company shall not be required to furnish any document (other than the Prospectus) to CF&Co or any exchange or market to the extent such document is available on IDEA.

(f)           Earnings Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to CF&Co the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)           Expenses. The Company and the Operating Partnership, jointly and severally, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing, filing and delivery to CF&Co of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, and of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares (provided, however, that any fees or disbursements of counsel for CF&Co in connection therewith shall be paid by CF&Co), (ii) the preparation, issuance and delivery of the Placement Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to CF&Co,  (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for CF&Co in connection therewith shall be paid by CF&Co), (iv) the printing and delivery to CF&Co of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the NYSE, (vi) the fees and expenses of any transfer agent or registrar for the Shares, and (vii) filing fees incident to, and fees and expenses, if any, in connection with, the review of the Commission or the FINRA.

(h)           Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i)           Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide CF&Co notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock or Preferred Stock (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Stock, warrants or any rights to purchase or acquire Stock;  provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other equity plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such is disclosed to CF&Co in advance or (iv) the issuance of Common Stock upon the exercise of any outstanding security of the Company convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock.

Notwithstanding the foregoing, the Company agrees that if it plans to make any offers or sales of Common Stock or Series A Preferred Stock under the sales agreement it entered into on October 9, 2009 with Brinson Patrick Securities Corporation, as amended, or any successor agreement thereto (“Brinson Patrick,” the “Brinson Patrick Sales Agreement”) or the sales agreement it entered into on December 8, 2010 with Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any successor agreement thereto (“Merrill Lynch,” the “Merrill Lynch Sales Agreement”) at a time when the Company has been instructing CF&Co to offer and sell the Shares, it will give CF&Co at least one business day prior written notice and it will not make such offers or sales without CF&Co suspending activity under this program. Furthermore, at any time the Company instructs CF&Co to offer and sell the Shares under this program, it shall not instruct Brinson Patrick or Merrill Lynch to make offers and sales of Stock under the Brinson Patrick Sales Agreement or the Merrill Lynch Sales Agreement and, in the event the Company instructs either Brinson Patrick or Merrill Lynch to makes sales under the Brinson Patrick Sales Agreement or the Merrill Lynch Sales Agreement, as applicable, it shall not instruct CF&Co to offer and sell the Shares under this program.

(j)           Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company has tendered a pending Placement Notice or intends to tender a Placement Notice or sell Placement Shares, advise CF&Co promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to CF&Co pursuant to this Agreement.

(k)           Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by CF&Co or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as CF&Co may reasonably request.

(l)           Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through CF&Co, the Net Proceeds to the Company and the compensation payable by the Company to CF&Co with respect to such Placement Shares, or disclose such information in its quarterly reports on Form 10-Q or its annual report on Form 10-K, and (ii) deliver such number of copies of each such prospectus supplement, if any, to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(m)           Representation Dates; Certificate.  On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a report on Form 8-K containing amended financial statements or pro forma financial statements (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”); the Company and the Operating Partnership shall furnish CF&Co with a certificate, in the form attached hereto as Exhibit 7(m) within three (3) Trading Days of any Representation Date.  The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.  Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide CF&Co with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or CF&Co sells any Placement Shares, the Company shall provide CF&Co with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.

(n)           Legal Opinion. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause to be furnished to CF&Co (i) the written opinions of Hunton & Williams LLP (“Company Counsel”), or other counsel satisfactory to CF&Co, in form and substance satisfactory to CF&Co and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as  Exhibit 7(n)(i) and Exhibit 7(n)(ii), and (ii) the written opinion of the General Counsel to the Company, in form and substance satisfactory to CF&Co and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit 7(n)(iii), each such opinion modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish CF&Co with a letter (a “Reliance Letter”) to the effect that CF&Co may rely on a prior opinion delivered under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(o)           Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as  Exhibit 7(m)  for which no waiver is applicable, the Company shall cause its independent accountants to furnish CF&Co letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to CF&Co, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to CF&Co in connection with registered public offerings (the first such letter, the  “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p)           Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares other than CF&Co; provided, however, that the Company may bid for and purchase shares of its common stock in accordance with Rule 10b-18 under the Exchange Act.

(r)           Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus; provided, however, that during the pendency of any Placement Notice, the Company will use its reasonable best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(s)           REIT Qualification. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2012 and, subject to any future determination by a majority of the independent members of the Company’s board of directors that it is no longer in the Company’s best interests to qualify as a REIT, thereafter.

(t)           Investment Company Act. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(u)           Internal Controls over Financial Reporting. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit the preparation of the Company’s financial statements and to maintain accountability for the assets of the Company, (iii) access to the assets of the Company is permitted only in accordance with management’s authorization and (iv) the recorded accounts of the assets of the Company are compared with existing assets at reasonable intervals.

(v)           Other Controls and Procedures. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

(x)           Sarbanes-Oxley Act Compliance. The Company will use its commercially reasonable efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act; provided, however, that during the pendency of any Placement Notice, the Company will use its reasonable best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(y)           No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Act) approved in advance by the Company and CF&Co in its capacity as principal or agent hereunder, neither CF&Co nor the Company or the Operating Partnership (including its agents and representatives, other than CF&Co in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Shares hereunder

(z)           Undertakings.   The Company will comply with all of the provisions of any undertakings in the Registration Statement.

8.           Conditions to CF&Co’s Obligations. The obligations of CF&Co hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company and the Operating Partnership herein, to the due performance by the Company and the Operating Partnership of their obligations hereunder, to the completion by CF&Co of a due diligence review satisfactory to CF&Co in its reasonable judgment, and to the continuing satisfaction (or waiver by CF&Co in its sole discretion) of the following additional conditions:

(a)           Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b)           No Material Notices. None of the following events shall have occurred and be continuing:  (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)           No Misstatement or Material Omission. CF&Co shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in CF&Co’s opinion is material, or omits to state a fact that in CF&Co’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)           Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission and incorporated by reference in the Prospectus, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of CF&Co (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)           Legal Opinions. CF&Co shall have received the opinions of each of Company Counsel and the General Counsel of the Company required to be delivered pursuant Section 7(n) on or before each date on which the delivery of such opinion is required pursuant to Section 7(n).

(f)           Comfort Letter. CF&Co shall have received the Comfort Letter required to be delivered pursuant Section 7(o) on or before each date on which the delivery of such letter is required pursuant to Section 7(o).

(g)           Representation Certificate. CF&Co shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(h)           No Suspension. Trading in the Shares shall not have been suspended on the NYSE.

(i)            Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to CF&Co such appropriate further information, certificates and documents as CF&Co may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company shall have furnished CF&Co with such conformed copies of such opinions, certificates, letters and other documents as CF&Co shall have reasonably requested.

(j)           Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k)           Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the NYSE at, or prior to, the issuance of any Placement Notice.

(l)           No Termination Event. There shall not have occurred any event that would permit CF&Co to terminate this Agreement pursuant to  Section 11(a).

9.           Indemnification and Contribution.

(a)           Company and Operating Partnership Indemnification. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless CF&Co, the directors, officers, partners, employees and agents of CF&Co and each person, if any, who (i) controls CF&Co within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with CF&Co (a “CF&Co Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with  Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which CF&Co, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any Issuer Free Writing Prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (z) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with written information relating to CF&Co and furnished to the Company by CF&Co expressly for inclusion in any document as described in clause (x) of this Section 9(a). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)           CF&Co Indemnification. CF&Co agrees to indemnify and hold harmless the Company, the Operating Partnership and each of their respective directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company (a “Company Affiliate”) against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any document as described in clause (x) of Section 9(a) in reliance upon and in conformity with written information relating to CF&Co and furnished to the Company by CF&Co expressly for inclusion in any document as described in clause (x) of Section 9(a). The Company hereby acknowledges and agrees that the only information that CF&Co has furnished to the Company expressly for inclusion in the documents described in clause (x) of Section 9(a), are the statements set forth in (x) the seventh paragraph on the front cover page of the Prospectus Supplement filed on May 25, 2012 and the eighth paragraph on the front cover page of the Prospectus Supplement filed on December 31, 2012   and (y) the statements concerning CF&Co contained in the third, fourth and seventh paragraphs under the heading “Plan of Distribution” in the Prospectus Supplement filed on May 25, 2012.

(c)           Procedure.  Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent.  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d)           Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Operating Partnership or CF&Co, the Company, the Operating Partnership and CF&Co will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Operating Partnership from persons other than CF&Co, such as persons who control the Company or the Operating Partnership within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of each of the Company or the Operating Partnership, who also may be liable for contribution) to which the Company, the Operating Partnership and CF&Co may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and CF&Co on the other. The relative benefits received by the Company and the Operating Partnership on the one hand and CF&Co on the other hand shall be deemed to be in the same proportion as the total Net Proceeds received by the Company from the sale of the Placement Shares (before deducting expenses) bear to the total compensation received by CF&Co from the sale of Placement Shares on behalf of the Company.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Operating Partnership, on the one hand, and CF&Co, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or CF&Co, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership and CF&Co agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof.  Notwithstanding the foregoing provisions of this Section 9(d), CF&Co shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of CF&Co, will have the same rights to contribution as that party, and each director and officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of  Section 9(c)  hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10.           Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of CF&Co, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11.           Termination.

(a)           CF&Co shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that has actually occurred and that could reasonably be expected to result in a Material Adverse Effect, has occurred that, in the reasonable judgment of CF&Co, may materially impair the ability of CF&Co to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(m),  7(n), or 7(o), CF&Co’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required; (iii) any other condition of CF&Co’s obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on the NYSE shall have occurred.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification and Contribution), Section 10  (Representations and Agreements to Survive Delivery), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If CF&Co elects to terminate this Agreement as provided in this  Section 11(a), CF&Co shall provide the required notice as specified in Section 12 (Notices).

(b)           The Company shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c)           CF&Co shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d)           Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through CF&Co on the terms and subject to the conditions set forth herein; provided, that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e)           This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d)  above or otherwise by mutual agreement of the parties;  provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.

(f)           Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by CF&Co or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such termination shall not become effective until the close of business on such Settlement Date, with Placement Shares settling in accordance with the provisions of this Agreement.

12.           Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to CF&Co, shall be delivered to CF&Co at Cantor Fitzgerald & Co., 499 Park Avenue, New York, New York 10022, fax no. (212) 308-3730, Attention: Capital Markets/Jeffrey Lumby, with copies to Stephen Merkel, General Counsel, at the same address, and DLA Piper LLP (US), fax no. (919) 786-2200, attention: Christie Lehr; or if sent to the Company or the Operating Partnership, shall be delivered to CapLease, Inc., 1065 Avenue of the Americas, New York, NY 10018, fax no. (212) 217-6301 attention: General Counsel. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.  Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).  For purposes of this Agreement, “Business Day” shall mean any day on which the NYSE and commercial banks in the City of New York are open for business.

13.           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, the Operating Partnership and CF&Co and their respective successors and the affiliates, controlling persons, officers and directors referred to in  Section 9 hereof.  References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that CF&Co may assign its rights and obligations hereunder to an affiliate of CF&Co without obtaining the Company’s consent.

14.           Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Shares.

15.           Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.  Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company, the Operating Partnership and CF&Co.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16.           Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17.           Waiver of Jury Trial. The Company, the Operating Partnership and CF&Co each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18.           Absence of Fiduciary Relationship. The Company and the Operating Partnership, jointly and severally, acknowledge and agree that:

(a)           CF&Co has been retained solely to act as sales agent in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company, the Operating Partnership and CF&Co has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether CF&Co has advised or is advising the Company or the Operating Partnership on other matters;

(b)           Each of the Company and the Operating Partnership is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           Each of the Company and the Operating Partnership has been advised that CF&Co and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Operating Partnership and that CF&Co has no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship; and

(d)           Each of the Company and the Operating Partnership waives, to the fullest extent permitted by law, any claims it may have against CF&Co, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that CF&Co shall have no liability (whether direct or indirect) to the Company or the Operating Partnership in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Operating Partnership, including stockholders, partners, employees or creditors of the Company or the Operating Partnership.

19.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and CF&Co, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and CF&Co.

Very truly yours,

CAPLEASE, INC.

By:	/s/ Robert Blanz
Name: Robert Blanz
Title: Senior Vice President

CAPLEASE, LP

By:	CLF OP GENERAL PARTNER LLC,
its sole general partner

By:	/s/ Robert Blanz
Name: Robert Blanz
Title: Senior Vice President

ACCEPTED as of the date
first-above written:

CANTOR FITZGERALD & CO.

By: /s/ Jeffrey Lumby
Name: Jeffrey Lumby
Title: Senior Managing Director

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject:	Controlled Equity Offering—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Amended and Restated Controlled Equity OfferingSM Sales Agreement between CapLease, Inc. (the “Company”), Caplease, LP, and Cantor Fitzgerald & Co. (“CF&Co”) dated December 31, 2012 (the “Agreement”), I hereby request on behalf of the Company that CF&Co sell up to [   ] shares of the Company’s [common stock/Series A preferred stock/Series B preferred stock], par value $0.01 per share, at a minimum market price of $_______ per share and, with respect to any Preferred Stock, at the Maximum Price, as defined in Section 3 of the Agreement.

SCHEDULE 2

CANTOR FITZGERALD & CO.

Jeffrey Lumby	jlumby@cantor.com

Joshua Feldman	jfeldman@cantor.com

CAPLEASE, INC.

Paul McDowell	paul@caplease.com

Shawn Seale	shawn@caplease.com

Paul Hughes	phughes@caplease.com

1

SCHEDULE 3

Compensation

CF&Co shall be paid compensation equal to up to two percent (2%) of the gross proceeds from the sales of Shares pursuant to the terms of this Agreement.

1

Exhibit 6(g)

Significant Subsidiaries

Caplease, LP

Caplease Debt Funding, LP

2

Exhibit 7(n)(i)

MATTERS TO BE COVERED BY INITIAL OPINION OF

HUNTON & WILLIAMS LLP

See attached

FORM OF OPINION

Cantor Fitzgerald & Co.
499 Park Avenue
New York, New York 10022

CapLease, Inc.
Up to 19,000,000 Shares of Common Stock, up to 1,000,000 Shares of
Series A Preferred Stock and up to 1,000,000 Shares of Series B Preferred Stock

Ladies and Gentlemen:

We have acted as special counsel to CapLease, Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale by the Company of (i) up to 19,000,000 shares (the “Common Shares”) of the Company’s common stock, $.01 par value per share (the “Common Stock”), (ii) up to 1,000,000 shares (the “Series A Preferred Shares”) of the Company’s 8.125% Series A Cumulative Redeemable Preferred Stock, $.01 par value per share (the “Series A Preferred Stock”), and (iii) up to 1,000,000 shares (the “Series B Preferred Shares,” together with the Series A Preferred Shares and the Common Shares, the “Shares”), of the Company’s 8.375% Series B Cumulative Redeemable Preferred Stock, $.01 par value per share (the “Series B Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”) pursuant to the Amended and Restated Controlled Equity Offering Sales Agreement dated as of December 31, 2012 among the Company, Caplease, LP, a limited partnership formed under the laws of the State of Delaware (the “Operating Partnership”), and you (the “Agreement”).  This opinion is being furnished to you at the request of the Company pursuant to Section 7(n) of the Agreement. Capitalized terms used in this letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the foregoing, we have examined the following documents:

1           the Company’s Registration Statement on Form S-3 (Registration No. 333-171408), as filed with the Securities and Exchange Commission (the “Commission”) (as amended at the time it became effective, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”);

2           the prospectus supplements, dated May 25, 2012 and December 31, 2012, together with the related base prospectus dated February 14, 2011, as filed with the Commission on May 25, 2012 and December 31, 2012, respectively, pursuant to Rule 424(b) under the Securities Act (the “Prospectus”);

3           the documents incorporated by reference in the Registration Statement and  the  Prospectus;

4           an executed copy of the Agreement;

5           the Articles of Amendment and Restatement of the Company, as amended and supplemented to date (the “Charter”), as certified by the Secretary of the Company as of the date hereof;

6           the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), as certified by the Secretary of the Company as of the date hereof;

7           the certificate of the State Department of Assessments and Taxation of Maryland (the “SDAT”), dated as of _____,  as to the due incorporation, existence and good standing of the Company (the “SDAT Certificate”); and

8           resolutions of the Board of Directors of the Company adopted (a) at a meeting on May 22, 2012, (b) by unanimous written consent on June 29, 2012 and November 29, 2012 and (c) at a meeting on December 12, 2012, as certified by the Secretary of the Company as of the date hereof (the “Resolutions”).

In addition to our examination of the documents referred to above, we also have examined originals or reproductions or certified copies of certain corporate records of the Company and its subsidiaries and such other records, certificates and documents as we have deemed necessary or appropriate to enable us to express the opinions hereinafter set forth. In these examinations and for purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals of such documents, (iii) the due authorization, execution and delivery of all documents by all parties (except the Company), (iv) the validity, binding effect and enforceability of such documents, (v) the full legal capacity of all individuals signing documents, (vi) the genuineness of all signatures and (vii) the conformity of the documents filed with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents prepared by the Company and submitted for our examination. With respect to the opinion in paragraph 11 below, we also have assumed that the issuance of the Shares will not violate the ownership limitations set forth in the Charter.

As to factual matters, we have relied upon the accuracy of the representations and warranties made in the Agreement, on certificates of officers of the Company and on certificates and oral advice of public officials.

With respect to the opinions set forth below, we have further assumed that the Company will have a sufficient number of Shares authorized for issuance under its Charter from time to time to accommodate the issuances contemplated by the Agreement.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1.           The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and in good standing with the SDAT.

2.             The Company has the requisite corporate power to own its assets and to conduct its businesses as described in the Prospectus and the Registration Statement and to execute and deliver the Agreement and perform its obligations thereunder.

3.           The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus under the captions “Description of Common Stock – Authorized Stock” and “Description of Preferred Stock.”

4.           The issuance and sale of the Shares has been duly authorized and, when and if issued and delivered by the Company pursuant to the Agreement, the Charter and the Resolutions against payment of the consideration therefor, will be validly issued, fully paid and non-assessable.

5.           The Common Stock issuable upon conversion of the Series B Preferred Shares has been duly authorized by all necessary corporate action on the part of the Company and, when issued upon such conversion in accordance with the terms of the Charter and the Resolutions, will be validly issued, fully paid and non-assessable.

6.           No holder of outstanding shares of Common Stock or Preferred Stock has any statutory preemptive rights under the Maryland General Corporation Law or any similar right under the Charter or Bylaws to subscribe for the Shares or the shares of Common Stock issuable upon conversion of the Series B Preferred Shares.

7.           The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered on behalf of the Company.

8.           The Common Stock and the Preferred Stock conform as to legal matters in all material respects to the respective descriptions thereof set forth in the Prospectus under the captions “Description of Common Stock,” “Description of Preferred Stock,” “Description of the Series A Preferred Stock” and “Description of the Series B Preferred Stock”; and the statements under the captions “Certain Provisions of Maryland Law and of Our Charter and Bylaws” and “Restrictions on Ownership” in the Prospectus and under Item 15 of the Registration Statement, insofar as such statements constitute a summary of the Charter or Bylaws or of Maryland law, constitute accurate summaries thereof in all material respects.

9.           No filing with, notice to, or consent, waiver, approval, authorization, or order of any court or governmental agency or body or official is required to be made or obtained by the Company in connection with the execution and delivery of the Agreement and the issuance of the Shares, except for the registration of the Shares under the Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, the New York Stock Exchange and under applicable state securities laws (as to all of which we express no opinion) in connection with the purchase and distribution of the Shares, and such filings, consents, approvals, authorizations or consents the absence of which would not be expected to have a Material Adverse Effect.

10.           The Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act within the time period specified in such rule (without reference to Rule 424(b)(8)).

11.           The execution and delivery of the Agreement by the Company and the issuance of the Shares in accordance with the terms of the Agreement do not and will not violate the Charter or Bylaws or the Maryland General Corporation Law.

We have been advised by the staff of the Commission that the Registration Statement was declared effective under the Act by the Commission on February 14, 2011. To our knowledge, no stop or other order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or are pending or contemplated under the Act or under the securities laws of any jurisdiction.

The opinions set forth in paragraph 1 of this opinion with respect to good standing and existence are based solely on the SDAT Certificate.

We do not purport to express any opinion as to the effect of the laws of any jurisdiction other than the applicable Federal laws of the United States of America, the laws of the State of New York and the Maryland General Corporation Law, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Whenever the phrase “to our knowledge” is used herein, it refers to the actual knowledge of the attorneys of this firm involved in the representation of the Company in this transaction without independent investigation.

This opinion is rendered to you solely in connection with the Agreement and may not be used or relied upon by any other person or for any other purpose, nor may this opinion or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.  This opinion is expressed as of the date hereof, and we do not assume any obligation to advise you of facts or circumstances that hereafter come to our attention, or of changes in law that hereafter occur, which could affect the views contained herein.

Very truly yours,

Cantor Fitzgerald & Co.
499 Park Avenue
New York, New York 10022

CapLease, Inc.
Up to 19,000,000 Shares of Common Stock, up to 1,000,000 Shares of
Series A Preferred Stock and up to 1,000,000 Shares of Series B Preferred Stock

Ladies and Gentlemen:

We have acted as special counsel to CapLease, Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale by the Company of (i) up to 19,000,000 shares of the Company’s common stock, $.01 par value per share, (ii) up to 1,000,000 shares of the Company’s 8.125% Series A Cumulative Redeemable Preferred Stock, $.01 par value per share and (iii) up to 1,000,000 shares of the Company’s 8.375% Series B Cumulative Redeemable Preferred Stock, $.01 par value per share pursuant to the Amended and Restated Controlled Equity Offering Sales Agreement dated as of December 31, 2012 among the Company, Caplease, LP, a limited partnership formed under the laws of the State of Delaware, and you (the “Agreement”).  This letter is being furnished to you at the request of the Company pursuant to Section 7(n) of the Agreement. Capitalized terms used in this letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

We have participated in various conferences with officers of the Company, representatives of the independent registered public accountants for the Company and with your representatives and your counsel. At those conferences, the affairs of the Company and the contents of the Registration Statement and the Prospectus, including the documents incorporated by reference therein, were discussed and reviewed. Because of the inherent limitations in the independent verification of factual matters, and the character of the determinations involved in the preparation of disclosure documents  under the Securities Act, we are not passing upon, and do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified in paragraph 8 of our opinion to you dated the date hereof and paragraph (b) of our tax opinion to you dated the date hereof).

On the basis of the foregoing, we advise you that: (a) the Registration Statement,  when it became effective and at the deemed effective date with respect to you pursuant to Rule 430B(f)(2) under the Securities Act, and the Prospectus, as of its date and as of the date hereof (other than the financial statements and other related financial or statistical data contained or incorporated by reference in the Registration Statement, as to which we express no view) complied as to form in all materials respects with the applicable requirements of the Securities Act and the rules and regulations thereunder; and (b) the documents incorporated by reference in the Registration Statement or the Prospectus, when filed with the Commission (other than the financial statements and other related financial or statistical data contained or incorporated by reference in the Registration Statement or the exhibits thereto or the Prospectus, as to which we express no view), complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Nothing has come to our attention which has caused us to believe that the Registration Statement, as of its most recent effective date and the deemed effective date with respect to you pursuant to Rule 430B(f)(2) under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that we express no view with respect to the financial statements and other related financial or statistical data contained or incorporated by reference in the Registration Statement or the exhibits thereto or the Prospectus.

This letter is rendered to you solely in connection with the Agreement and may not be used or relied upon by any other person or for any other purpose, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent. This letter is limited to the matters stated herein and nothing is implied or may be inferred beyond the matters expressly stated.  This letter is expressed as of the date hereof, and we do not assume any obligation to advise you of facts or circumstances that hereafter come to our attention, or of changes in law that hereafter occur, which could affect the views contained herein.

Very truly yours,

Exhibit 7(n)(ii)

FORM OF TAX OPINION OF HUNTON & WILLIAMS LLP
TO BE DELIVERED PURSUANT TO SECTION 7(n)(ii)

See attached

CapLease, Inc.
1065 Avenue of the Americas
New York, New York  10018

Cantor Fitzgerald & Co.
499 Park Avenue
New York, New York 10022
CapLease, Inc.
Qualification as
Real Estate Investment Trust

Ladies and Gentlemen:

We have acted as U.S. federal income tax counsel to CapLease, Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale by the Company of up to 19,000,000 shares of common stock, $0.01 par value per share, up to 1,000,000 shares of 8.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, and up to 1,000,000 shares of 8.375% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company pursuant to the Amended and Restated Controlled Equity Offering Sales Agreement dated as of December 31, 2012 among the Company, Caplease, LP, a limited partnership formed under the laws of the State of Delaware, and you (the “Agreement”).  This opinion is being furnished to you at the request of the Company pursuant to Section 7(n) of the Agreement.

The Company owns, through Caplease, LP (the “Operating Partnership”) and other subsidiaries, commercial real estate properties that are leased typically on a long-term basis to primarily single tenants, mortgage loans, commercial mortgage-backed securities, and other assets.

In giving this opinion letter, we have examined the following:

1.           the Company’s Articles of Amendment and Restatement, as duly filed with the Department of Assessments and Taxation of the State of Maryland on March 15, 2004, as amended and supplemented to date;

2.           the Company’s Bylaws;

3.           the Company’s Registration Statement on Form S-3 (Commission File No. 333-171408), as declared effective on February 14, 2011 (the “Registration Statement”) by the Securities and Exchange Commission (the “Commission”);

4.           the prospectus dated February 14, 2011 (the “Base Prospectus”);

5.           the prospectus supplements dated May 25, 2012 and December 31, 2012 (together with the Base Prospectus, the “Prospectus”);

6.           the first amended and restated limited partnership agreement of the Operating Partnership, dated June 13, 2006, as amended and supplemented to date;

7.           the TRS election for Caplease Services Corp. (“Caplease Services”); and

8.           such other documents as we have deemed necessary or appropriate for purposes of this opinion.

In connection with the opinions rendered below, we have assumed, with your consent, that:

1.           each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

2.           during its taxable year ending December 31, 2012, and future taxable years, the Company has operated and will operate in a manner that will make the representations contained in a certificate, dated the date hereof and executed by a duly appointed officer of the Company (the “Officer’s Certificate”), true for such years;

3.           the Company will not make any amendments to its organizational documents or the organizational documents of the Operating Partnership or Caplease Services after the date of this opinion that would affect its qualification as a real estate investment trust (a “REIT”) for any taxable year; and

4.           no action will be taken by the Company, the Operating Partnership or Caplease Services after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

In connection with the opinions rendered below, we also have relied upon the correctness of the factual representations contained in the Officer’s Certificate.  No facts have come to our attention that would cause us to question the accuracy of such factual representations in a material way.  Furthermore, where such representations involve terms defined in the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), or other relevant authority, we have reviewed with the individuals making such representations the relevant provisions of the Code, the applicable Regulations and published administrative interpretations thereof.

Based on the documents and assumptions set forth above, the representations set forth in the Officer’s Certificate, and the discussions in the Prospectus under the caption “Federal Income Tax Consequences of Our Status as a REIT” and in the Prospectus Supplements under the caption “Supplemental Federal Income Tax Considerations” (which are incorporated herein by reference), we are of the opinion that:

(a)           the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 2004 through December 31, 2011, and the Company’s current organization and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2012, and in the future; and

(b)           the statements in the Prospectus under the caption “Federal Income Tax Consequences of our Status as a REIT” and in the Prospectus Supplements under the caption “Supplemental Federal Income Tax Considerations,” insofar as such statements constitute a summary of the legal matters, proceedings, or documents referred to therein, constitute an accurate summary thereof in all material respects.

We will not review on a continuing basis the Company’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officer’s Certificate.  Accordingly, no assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions.  The Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification.  No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality.  We undertake no obligation to update the opinions expressed herein after the date of this letter.  This opinion letter is solely for the information and use of the addressees, speaks only as of the date hereof, and may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

CIRCULAR 230 DISCLOSURE

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Very truly yours,

Exhibit 7(n)(iii)

FORM OF OPINION OF PAUL HUGHES, GENERAL COUNSEL OF THE COMPANY
TO BE DELIVERED PURSUANT TO SECTION 7(n)(iii)

See attached

__________ __, 2012

CANTOR FITZGERALD & CO
499 Park Avenue
New York, New York 10022

CapLease, Inc.
Shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock

Ladies and Gentlemen:

I am general counsel to CapLease, Inc., a Maryland corporation (the “Company”).  I am delivering this opinion to you in connection with the issuance and sale by the Company of up to 19,000,000 shares (the “Common Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), up to 1,000,000 shares (the “Series A Preferred Shares”) of the Company’s 8.125% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and up to 1,000,000 shares (the “Series B Preferred Shares,” together with the Series A Preferred Shares and the Common Shares, the “Shares”) of the Company’s 8.375% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), pursuant to that certain amended and restated sales agreement, dated December 31, 2012 (the “Sales Agreement”), by and among the Company, Caplease, LP, a limited partnership under the laws of the State of Delaware (the “Operating Partnership”), and you.

This opinion is furnished to you at the request of the Company pursuant to Section 7(n) of the Sales Agreement.  Capitalized terms used in this letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Sales Agreement.

In connection with the foregoing, I have examined the following documents:

(i)
the Company’s Registration Statement on Form S-3 (Registration No. 333-171408), as amended, as declared effective on February 14, 2011 by the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”);

(ii)	the prospectus dated February 14, 2011, which is a part of the above Registration Statement (the “Base Prospectus”);

(iii)	the prospectus supplements dated May 25, 2012 and December 31, 2012 with respect to the Shares (together with the Base Prospectus, the “Prospectus”);

(iv)	the Sales Agreement;

(v)	the Articles of Amendment and Restatement of the Company, as amended and supplemented through the date hereof;

(vi)	the Company’s Amended and Restated Bylaws, as amended through the date hereof;

(vii)	the charter, bylaws or other appropriate organizational documents for each subsidiary of the Company listed on Schedule I of this opinion letter, each as amended to date; and

(viii)
the resolutions of the Board of Directors of the Company with respect to the Shares, the Sales Agreement and the transactions contemplated thereunder, which were adopted (a) at a meeting held on May 22, 2012, (b) by unanimous written consent on June 29, 2012 and November 29, 2012 and (c) at a meeting held on December 12, 2012.

In addition to my examination of the documents referred to above, I also have examined originals or reproductions or certified copies of certain corporate records of the Company and its subsidiaries and such other records, certificates and documents as I have deemed necessary or appropriate to enable me to express the opinions hereinafter set forth.  In these examinations and for purposes of the opinions expressed below, I have assumed (i) the authenticity of all documents submitted to me as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals of such documents, (iii) the due authorization, execution and delivery of all documents by all parties other than the Company and the Designated Subsidiaries, and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the Designated Subsidiaries and the validity, binding effect and enforceability thereof upon the Company and the Designated Subsidiaries), (iv) the full legal capacity of all individuals signing documents and (v) the genuineness of all signatures.

As to factual matters, I have relied on certificates of other officers of the Company and the Designated Subsidiaries and on certificates and verbal advice of public officials.

Based upon the foregoing, and subject to qualifications and limitations stated herein, I am of the opinion that:

1.           All of the outstanding shares of capital stock, partnership interests or membership interests, as applicable, of each subsidiary of the Company identified on Schedule I hereto (each, a “Designated Subsidiary” and together the “Designated Subsidiaries”) have been duly authorized and validly issued and are fully paid and, with respect to shares of capital stock, limited partnership interests and membership interests, non-assessable (except to the extent such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act or Section 18-607 of the Delaware Limited Liability Company Act), and, except as disclosed in the Registration Statement and Prospectus, all of the outstanding shares of capital stock, partnership interests or membership interests, as applicable, of the Designated Subsidiaries are directly or indirectly owned of record by the Company.

2.           Except as disclosed in the Registration Statement and the Prospectus, and to my knowledge, there are no outstanding rights to subscribe for or purchase from the Company or any Designated Subsidiary any capital stock, partnership interests, membership interests or other equity interests, as applicable, or any securities or obligations convertible or exchangeable for such interests.

3.           Each of the Designated Subsidiaries marked by an asterisk on Schedule I has been duly incorporated or formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation with the corporate, limited partnership or limited liability company power and authority to own its assets and to conduct its business as described in the Registration Statement and the Prospectus.

4.           The Company, CLF OP General Partner LLC, Caplease, LP, and Caplease Debt Funding, LP are qualified to transact business and are in good standing in each jurisdiction set forth opposite their respective names on Schedule II to this opinion letter.

5.           The Sales Agreement has been duly authorized by all necessary limited partnership action and has been duly executed and delivered on behalf of the Operating Partnership.

6.           The execution, delivery and performance of the Sales Agreement by the Company and the Operating Partnership and the consummation by the Company and the Operating Partnership of the transactions contemplated by the Sales Agreement do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would constitute a breach of or default under), any agreement filed as an exhibit to the Annual Report on Form 10-K filed by the Company for the year ended December 31, 2011 (the “Annual Report”), any Quarterly Reports on Form 10-Q filed by the Company since January 1, 2012, or any of the Current Reports on Form 8-K filed by the Company since January 1, 2012 (the “Current Reports”).

7.           The execution and delivery of the Sales Agreement by the Operating Partnership will not violate the organizational documents of the Operating Partnership or the Delaware Revised Uniform Limited Partnership Act.

8.           To my knowledge, there are no actions, suits or proceedings before any court or governmental or other regulatory authority or arbitrator pending or threatened in writing against the Company or any of its subsidiaries or any of their respective executive officers and directors (in such capacity) that are required to be disclosed in the Registration Statement or the Prospectus but are not so disclosed; to my knowledge, there are no decrees, judgments or orders that specifically name the Company or any of its subsidiaries that are required to be disclosed in the Registration Statement or the Prospectus but are not so disclosed or that could materially and adversely affect the ability of the Company and the Operating Partnership to execute, deliver and perform its obligations under the Sales Agreement.

9.           To my knowledge, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement, other than rights that have been waived, satisfied or which were not exercised after due notice thereof or that are inapplicable with respect to the offering contemplated by the Sales Agreement.

10.           To my knowledge, there are no contracts or documents of a character that are required to be filed as exhibits to the Registration Statement or are required to be described in the Prospectus which have not been so filed or described, as required.

11.           The Company is not, and after giving effect to the application of the proceeds from the sale of the Shares as described in the Prospectus, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

The opinions with respect to valid existence and good standing and qualification of the Designated Subsidiaries are based solely on certificates of public officials and are dated as of the respective dates set forth on such certificates, which dates are, in the case of foreign qualification, set forth on Schedule II hereto.

I do not purport to express any opinion on any laws other than the laws of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act.

This opinion is rendered to you solely in connection with the Sales Agreement and may not be used or relied upon by any other person or for any other purpose, nor may this opinion or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without my prior written consent.  This opinion is given as of the date hereof, and I do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to my attention.

Very truly yours,

Schedule I

Caplease, LP*
CLF OP General Partner LLC*
Caplease Services Corp.*
CLF VA Ponce LLC
CLF 1000 Milwaukee Avenue LLC
CLF 555 N Daniels Way LLC
CLF Bobs Randolph LLC
KDC Busch Boulevard LLC
Columbia Pike I, LLC
CLF Parsippany LLC
Caplease Credit LLC*
EVA LLC
CapLease Investment Management LLC
CLF Herndon LLC
CLF Rapp Irving LP
CLF Rapp Irving GP LLC
CLF Tollway Plano LP
CLF Tollway Plano GP LLC
CLF DEA Birmingham LLC
CLF FBI Birmingham LLC
CLF EPA Kansas City LLC
CLF OSHA Sandy LLC
CLF SSA Austin LP
CLF SSA Austin GP LLC
CLF 6116 GP LLC
CLF Sylvan Way LLC
CLF EPA Member LLC
CLF OSHA Member LLC
CLF Mercer Island LLC
CLF Electric Road Roanoke LLC
CLF McCullough Drive Charlotte LLC
CLF South Monaco Denver LLC
CLF Greenway Drive Lawrence LLC
CLF Noria Road Lawrence LLC
Caplease Debt Funding, LP*
CLF TW Milwaukee LLC
CLF FBI Albany LLC
CLF Grassmere Nashville LLC
CLF Arlington LP
CLF Arlington GP LLC
CLF JCI Florida LLC
CLF Fort Worth LP
CLF Forth Worth GP LLC
CLF Holding Company LLC
CLF Landmark Omaha LLC
CLF Dodge Omaha LLC

Schedule I-1

CLF Fort Wayne LLC
CapLease 2007-STL LLC
CLF Cane Run Member, LLC
CLF Cane Run Louisville LLC
CLF Cooper Franklin LLC
CLF 10777 Clay Road LLC
CLF Cheyenne Tulsa, LLC
CLF Cheyenne Tulsa Member, LLC
CLF Elysian Fields LLC
CLF Lakeside Richardson LLC
CLF Sierra LLC
CLF Ashland LLC
CLF Park Ten Houston LLC
CLF Pulco One LLC
CLF Pulco Two LLC
CLF Farinon San Antonio LLC

Schedule I-2

Entity	State of Qualification	Date of Certificate
CapLease, Inc.	New York (doing business under the name Capital Lease Funding, Inc.)	_________ ___, 2012

CLF OP General Partner LLC	Alabama	_________ ___, 2012
	New York	_________ ___, 2012

Caplease, LP	Alabama	_________ ___, 2012
	California	_________ ___, 2012
	New York	_________ ___, 2012

Caplease Debt Funding, LP	New York	_________ ___, 2012
	California	_________ ___, 2012
	Maryland	_________ ___, 2012

1

Exhibit 7(m)

OFFICER CERTIFICATE

The undersigned, Paul H. McDowell, the duly qualified and elected Chief Executive Officer of each of CapLease, Inc. (“Company”), a Maryland corporation, and CLF OP General Partner LLC, the sole general partner of Caplease, LP (the “Operating Partnership”), a Delaware limited partnership, does hereby certify in such capacities and on behalf of each of the Company and the Operating Partnership pursuant to  Section 7(m)  of the Amended and Restated Sales Agreement dated December 31, 2012 (the “Sales Agreement”) between the Company, the Operating Partnership and Cantor Fitzgerald & Co., that to the knowledge of the undersigned:

(i)             The representations and warranties of the Company and the Operating Partnership in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any such qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)            Each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:
Name: Paul H. McDowell
Title: Chief Executive Officer

Date: __________, 20__

1